UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2004

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	0-11129	61-0979818
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification Number)
Incorporation)

346 North Mayo Trail
Pikeville, Kentucky		41501
(Address of principal executive offices)		(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

3

Item 5.02 Departure of Directors or Principal Officers--Retirement of Chairman of the Board of Directors

Community Trust Bancorp, Inc. today announced the retirement of Burlin Coleman, Chairman of the Board of Directors, effective December 31, 2004.

Item 8.01 Other Events--Issuance of Press Release Announcing Stock Dividend and Increase in Cash Dividend provided under Items 7.01 and 8.01 of Form 8-K

 Community Trust Bancorp, Inc. also today announced the declaration of a 10% stock dividend payable to shareholders of record on December 1, 2004 and an increase in the cash dividend to $0.24 per share payable to shareholders of record on December 15, 2004.

See Exhibit 1.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	October 27, 2004
Jean R. Hale
Vice Chairman, President and Chief Executive Officer